                     [LETTERHEAD OF MAYER, BROWN & PLATT]

                                                                       Exhibit 5

                                 July 25, 1997


Security Capital Atlantic Incorporated
Six Piedmont Center
Atlanta, Georgia 30305

          Re:  Registration Statement on Form S-11

Ladies and Gentlemen:

     We have acted as counsel to Security Capital Atlantic Incorporated, a Maryland corporation ("ATLANTIC"), in connection with its proposed distribution of rights (the "Rights") to purchase shares of common stock, par value $.01 per share (the "Shares"), and the related sale and issuance of Shares pursuant to the exercise of Rights or otherwise, as more fully set forth in the registration statement on Form S-11 (the "Registration Statement") relating to the Rights and the Shares.

     As counsel to ATLANTIC, we have examined originals or copies certified to our satisfaction of ATLANTIC's Charter, ATLANTIC's Bylaws, resolutions of ATLANTIC's Board of Directors and such records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of ATLANTIC. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing and to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (i) the Rights, when duly delivered in the manner described in the Registration Statement, will be validly issued and (ii) the Shares, when sold and delivered against payment therefor and in the manner described in the Registration Statement, pursuant to the exercise of Rights or otherwise, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of Shares."

Security Capital Atlantic Incorporated
July 25, 1997
Page 2


     We express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the Maryland General Corporation Law.


                                     Very truly yours,

                                     /s/ Mayer, Brown & Platt

                                     MAYER, BROWN & PLATT

               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]




                                August 5, 1997



Security Capital Atlantic
 Incorporated
Six Piedmont Center
Atlanta, Georgia 30303

          Re:  Registration Statement on Form S-11
               -----------------------------------

Ladies and Gentlemen:

          We have served as Maryland counsel to Security Capital Atlantic Incorporated, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of the following securities covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"): (a) 20,423,111 rights (the "Rights") to subscribe for and purchase shares of common stock of the Company, par value $.01 per share (the "Shares"), and (b) the 2,552,889 Shares that are issuable by the Company upon exercise of the Rights (the "Offering Shares"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

Security Capital Atlantic
  Incorporated
August 5, 1997
Page 2


     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by its Secretary;

     4. Resolutions adopted by the Board of Directors of the Company (the "Board") or a duly authorized committee thereof, relating to the sale, issuance and registration of the Offering Shares, and the issuance and registration of the Rights, certified as of a recent date by the Secretary of the Company (the "Resolutions");

     5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     6. A certificate executed by the Secretary of the Company, dated as of a recent date; and

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as in known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

Security Capital Atlantic
  Incorporated
August 5, 1997
Page 3

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or omission of the parties or otherwise.

     5. The Offering Shares will not be issued or transferred in violation of any restriction or limitation contained in the Charter.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The issuance of the Rights has been duly authorized by all necessary corporate action and, when delivered by the Company in accordance with the Merger Agreement, the Rights will be validly issued.

     3. The Offering Shares have been duly authorized and, when and if delivered upon proper exercise of the Rights, including payment for the Offering Shares, in accordance with the Resolutions and any other resolutions of the Board of Directors, or a duly authorized committee of the Board of Directors, authorizing their issuance, the Offering Shares will be (assuming that the sum of (i) all Shares issued and outstanding on the date hereof, (ii) all Shares issued between the date hereof and the date on which the Offering Shares are issued (not including the Offering Shares) and (iii) the Offering Shares, will not exceed

Security Capital Atlantic
  Incorporated
August 5, 1997
Page 4


the number of Shares that the Company is authorized to issue) duly and validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for your submission to the Commission as an exhibit to the Registration Statement.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                       Very truly yours,



                                      /s/ Ballard Spahr Andrews & Ingersoll